Exhibit 99.1

Werner Enterprises Reports Third Quarter 2022 Results

Third Quarter 2022 Highlights (all metrics compared to third quarter 2021)

•Total revenues of $827.6 million, up 18%
•Operating income of $76.3 million, up 7%; non-GAAP adjusted operating income of $79.5 million, up 8%
•Operating margin of 9.2%, down 90 basis points; non-GAAP adjusted operating margin of 9.6%, down 90 basis points
•Diluted EPS of $0.86, down 8%; non-GAAP adjusted diluted EPS of $0.90, up 14%

OMAHA, Neb., November 2, 2022 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the third quarter ended September 30, 2022.

“Even though operating conditions have become more challenging due to macroeconomic changes that are softening the freight market, we produced good financial results,” said Derek J. Leathers, Chairman, President and Chief Executive Officer. “Strong and resilient performance from our durable Dedicated fleet more than offset moderating results in our One-Way Truckload fleet and Logistics segment. We are expecting a more subdued peak freight market in fourth quarter compared to a very strong peak freight market in fourth quarter a year ago.”

Total revenues for the quarter were $827.6 million, an increase of $124.7 million compared to the prior year quarter, due to Truckload Transportation Services (“TTS”) revenues growth of $94.2 million and Logistics revenues growth of $29.2 million.

Operating income of $76.3 million increased $4.9 million, or 7%, while operating margin of 9.2% decreased 90 basis points. On a non-GAAP basis, adjusted operating income of $79.5 million increased $5.6 million, or 8%. Adjusted operating margin of 9.6% decreased 90 basis points from 10.5% for the same quarter last year. Truckload Transportation Services grew operating income by $11.2 million and adjusted operating income by $11.0 million. Logistics operating income declined $2.5 million and adjusted operating income declined by $2.0 million. Corporate and Other (including driving schools) operating income declined by $3.8 million, due to start-up impacts from substantial growth in our driver training school locations and temporary issues affecting two school locations.

Interest expense of $2.8 million increased $1.5 million primarily due to an increase in average debt outstanding and higher interest rates. The effective income tax rate during the quarter was 24.3%, compared to 24.6% in third quarter 2021.

During third quarter 2022, our strategic minority equity investments had market valuation changes causing a net unrealized gain on equity securities, which resulted in higher non-operating income of $0.1 million, compared to a net unrealized gain of $16.1 million, or $0.18 per share, in third quarter 2021. Consistent with prior reporting, market value increases or decreases for these strategic minority investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Werner Enterprises, Inc. - Release of November 2, 2022

Net income attributable to Werner of $55.1 million decreased 14%. On a non-GAAP basis, adjusted net income attributable to Werner of $57.2 million increased 7%. Diluted EPS of $0.86 decreased 8%. On a non-GAAP basis, adjusted diluted EPS of $0.90 increased 14%.

Key Consolidated Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share amounts)	2022	2021	Y/Y Change	2022	2021	Y/Y Change
Total revenues	$827,606	$702,891	18%	$2,428,487	$1,969,151	23%
Truckload Transportation Services revenues	621,866	527,697	18%	1,793,899	1,481,846	21%
Werner Logistics revenues	187,138	157,968	18%	580,007	437,494	33%
Operating income	76,261	71,324	7%	234,695	210,658	11%
Operating margin	9.2%	10.1%	(90) bps	9.7%	10.7%	(100) bps
Net income attributable to Werner	55,051	63,761	(14)%	181,090	182,285	(1)%
Diluted earnings per share	0.86	0.94	(8)%	2.79	2.68	4%
Adjusted operating income (1)	79,453	73,850	8%	243,247	215,679	13%
Adjusted operating margin (1)	9.6%	10.5%	(90) bps	10.0%	11.0%	(100) bps
Adjusted net income attributable to Werner (1)	57,231	53,404	7%	176,315	158,656	11%
Adjusted diluted earnings per share (1)	0.90	0.79	14%	2.72	2.33	17%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Noteworthy Development

On October 1, 2022, Werner acquired a 100% equity ownership interest in Baylor Trucking (“Baylor”) of Milan, Indiana. Baylor achieved revenues of $81.5 million for the last twelve months ended August 2022. Baylor is a premier truckload carrier that operates 200 trucks and 980 trailers in the east central and south central U.S. with their network of two terminals. Baylor, with its highly skilled professional drivers and non-driver associates, further strengthens our portfolio with their exceptional service and stellar reputation.

Truckload Transportation Services (TTS) Segment

•Revenues of $621.9 million increased $94.2 million
•Operating income of $74.1 million increased $11.3 million; non-GAAP adjusted operating income of $76.3 million increased $11.0 million due to strength in our Dedicated fleet performance, partially offset by moderating performance in One-Way Truckload
•Operating margin of 11.9% remained flat; non-GAAP adjusted operating margin of 12.3% decreased 10 basis points from 12.4%
•Non-GAAP adjusted operating margin, net of fuel, of 14.9% increased 90 basis points from 14.0%
•Average segment trucks in service totaled 8,513, an increase of 352 trucks year over year, or 4.3%
•Dedicated unit trucks at quarter end totaled 5,430, or 63% of the total TTS segment fleet, compared to 5,120 trucks, or 62%, a year ago
•4.6% increase in TTS average revenues per truck per week

During third quarter 2022, Dedicated continued to experience strong and steady freight demand from its customers. One-Way Truckload customer freight demand during third quarter 2022 moderated further from second quarter. During October, Dedicated freight demand remained strong, and One-Way Truckload demand was steady from third quarter with much fewer project and surge opportunities as we enter peak season.

Comparisons of key financial metrics for the TTS segment, including operating ratios (actual and net of fuel surcharge revenues), are shown in the table below.

Werner Enterprises, Inc. - Release of November 2, 2022

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2022	2021	Y/Y Change	2022	2021	Y/Y Change
Trucking revenues, net of fuel surcharge	$503,677	$461,380	9%	$1,464,246	$1,300,555	13%
Trucking fuel surcharge revenues	111,173	60,765	83%	309,629	165,663	87%
Non-trucking and other revenues	7,016	5,552	26%	20,024	15,628	28%
Total revenues	$621,866	$527,697	18%	$1,793,899	$1,481,846	21%

Operating income	74,117	62,856	18%	214,214	193,592	11%
Operating margin	11.9%	11.9%	— bps	11.9%	13.1%	(120) bps
Operating ratio	88.1%	88.1%	— bps	88.1%	86.9%	120 bps
Adjusted operating income (1)	76,341	65,382	17%	220,798	198,634	11%
Adjusted operating margin (1)	12.3%	12.4%	(10) bps	12.3%	13.4%	(110) bps
Adjusted operating margin, net of fuel surcharge (1)	14.9%	14.0%	90 bps	14.9%	15.1%	(20) bps
Adjusted operating ratio (1)	87.7%	87.6%	10 bps	87.7%	86.6%	110 bps
Adjusted operating ratio, net of fuel surcharge (1)	85.1%	86.0%	(90) bps	85.1%	84.9%	20 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $187.1 million increased $29.2 million, or 18%
•Operating income of $5.1 million decreased $2.5 million
•Operating margin of 2.7% decreased 210 basis points from 4.8%
•Adjusted operating income of $5.6 million decreased $2.0 million
•Adjusted operating margin of 3.0% decreased 180 basis points from 4.8%

Truckload Logistics revenues (64% of Logistics revenues) increased 4%, driven by a 6% increase in shipments, partially offset by a 3% decrease in revenues per shipment.

Intermodal revenues (23% of Logistics revenues) increased 10%, supported by a 37% increase in revenues per shipment, partially offset by a 23% decrease in shipments.

Final Mile revenues (13% of Logistics revenues) increased $21.0 million, due to the November 2021 acquisition of NEHDS and continued growth from our national final mile agent network.

Logistics operating income decreased $2.5 million and adjusted operating income decreased $2.0 million in third quarter due to 180 basis points of adjusted operating margin compression.

Werner Enterprises, Inc. - Release of November 2, 2022

Key Werner Logistics Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2022	2021	Y/Y Change	2022	2021	Y/Y Change
Total revenues	$187,138	$157,968	18%	$580,007	$437,494	33%
Operating expenses:
Purchased transportation expense	154,960	134,972	15%	478,722	379,887	26%
Other operating expenses	27,033	15,346	76%	74,969	41,456	81%
Total operating expenses	181,993	150,318	21%	553,691	421,343	31%
Operating income	$5,145	$7,650	(33)%	$26,316	$16,151	63%
Operating margin	2.7%	4.8%	(210) bps	4.5%	3.7%	80 bps
Adjusted operating income (1)	$5,645	$7,650	(26)%	$27,816	$15,138	84%
Adjusted operating margin (1)	3.0%	4.8%	(180) bps	4.8%	3.5%	130 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in third quarter 2022 was $65.2 million compared to $63.9 million in third quarter 2021, an increase of 2%.

Net capital expenditures in third quarter 2022 were $100.6 million compared to $59.8 million in third quarter 2021, an increase of 68%. We plan to continue to invest in new trucks and trailers and our terminals to improve our driver experience, optimize operational efficiency and more effectively manage our maintenance, safety and fuel costs. The average ages of our truck and trailer fleets were 2.3 years and 4.8 years, respectively, as of September 30, 2022.

Gains on sales of equipment in third quarter 2022 were $21.5 million, or $0.25 per share, compared to $15.3 million, or $0.17 per share, in third quarter 2021. Year over year, we sold more trucks and a similar number of trailers and realized higher average gains per truck and trailer. Gains on sales of assets are reflected as a reduction of Other Operating Expenses in our income statement.

During the quarter, we repurchased 215,204 shares of common stock for a total cost of $8.3 million, or an average price of $38.51 per share. As of September 30, 2022, we had 2.3 million shares remaining under our share repurchase authorization.

As of September 30, 2022, we had $126 million of cash and nearly $1.4 billion of stockholders’ equity. Total debt outstanding was $574 million at September 30, 2022. After considering letters of credit issued, we had available liquidity consisting of cash and available borrowing capacity as of September 30, 2022 of $287 million, prior to the closing payment for Baylor on October 3, 2022.

Werner Enterprises, Inc. - Release of November 2, 2022

2022 Guidance Metrics and Assumptions
The following table summarizes our updated 2022 guidance and assumptions:

2022 Guidance	Prior (as of 8/3/22)	Actual (as of 9/30/22)	New (as of 11/2/22)	Commentary
TTS truck growth from BoY to EoY	2% to 5% (annual)	3% (YTD22)	3% to 5% (annual)	Includes Baylor trucks acquired 10/1/22; rest of fleet flat to slightly lower in 4Q22
Net capital expenditures	$275M to $325M (annual)	$254.1M (YTD22)	$300M to $325M (annual)	Subject to availability of new equipment
TTS Guidance
Dedicated RPTPW* growth	6% to 8% (annual)	8.6% (YTD22 vs. YTD21)	6% to 8% (4Q22 vs. 4Q21)	Expect continued strong rate levels to offset inflationary costs
One-Way Truckload RPTM* growth	2% to 5% (3Q22 vs. 3Q21)	2.5% (3Q22 vs. 3Q21)	(3)% to 0% (4Q22 vs. 4Q21)	Moderating OWT freight market, tough YOY RPTM comps, much fewer premium pricing opportunities in 4Q22
Assumptions
Effective income tax rate	24.5% to 25.5% (annual)	24.3% (YTD22)	24.0% to 24.5% (annual)
Truck age Trailer age	2.2 years 4.8 years	2.3 years 4.8 years	2.3 years 5.0 years	Subject to availability of new equipment
* Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of November 2, 2022

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss third quarter 2022 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on November 2, 2022 at approximately 6:00 p.m. CT through December 2, 2022 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 1122972. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2021 revenues of $2.7 billion, an industry-leading modern truck and trailer fleet, over 14,000 talented associates and our innovative Werner EDGE technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
John J. Steele
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3036

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of November 2, 2022

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	$	%	$	%	$	%	$	%
Operating revenues	$827,606	100.0	$702,891	100.0	$2,428,487	100.0	$1,969,151	100.0
Operating expenses:
Salaries, wages and benefits	264,443	32.0	234,250	33.3	760,078	31.3	649,198	33.0
Fuel	111,985	13.5	64,692	9.2	325,852	13.4	174,033	8.8
Supplies and maintenance	68,009	8.2	57,067	8.1	187,690	7.7	152,628	7.7
Taxes and licenses	25,016	3.0	24,419	3.5	72,640	3.0	71,396	3.6
Insurance and claims	34,501	4.2	27,702	4.0	103,064	4.2	70,497	3.6
Depreciation and amortization	70,397	8.5	68,615	9.8	206,097	8.5	196,431	10.0
Rent and purchased transportation	187,449	22.6	161,061	22.9	569,802	23.5	458,474	23.3
Communications and utilities	3,720	0.5	3,598	0.5	11,427	0.5	9,953	0.5
Other	(14,175)	(1.7)	(9,837)	(1.4)	(42,858)	(1.8)	(24,117)	(1.2)
Total operating expenses	751,345	90.8	631,567	89.9	2,193,792	90.3	1,758,493	89.3
Operating income	76,261	9.2	71,324	10.1	234,695	9.7	210,658	10.7
Other expense (income):
Interest expense	2,778	0.3	1,284	0.2	6,004	0.3	2,823	0.1
Interest income	(392)	—	(287)	(0.1)	(980)	—	(918)	—
Gain on investments in equity securities, net	(114)	—	(16,090)	(2.3)	(14,403)	(0.6)	(36,281)	(1.8)
Other	77	—	50	—	276	—	146	—
Total other expense (income)	2,349	0.3	(15,043)	(2.2)	(9,103)	(0.3)	(34,230)	(1.7)
Income before income taxes	73,912	8.9	86,367	12.3	243,798	10.0	244,888	12.4
Income tax expense	17,987	2.1	21,278	3.0	59,229	2.4	61,275	3.1
Net income	55,925	6.8	65,089	9.3	184,569	7.6	183,613	9.3
Net income attributable to noncontrolling interest	(874)	(0.1)	(1,328)	(0.2)	(3,479)	(0.1)	(1,328)	—
Net income attributable to Werner	$55,051	6.7	$63,761	9.1	$181,090	7.5	$182,285	9.3
Diluted shares outstanding	63,782		67,834		64,819		68,136
Diluted earnings per share	$0.86		$0.94		$2.79		$2.68

Werner Enterprises, Inc. - Release of November 2, 2022

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$125,683	$54,196
Accounts receivable, trade, less allowance of $10,142 and $9,169, respectively	493,139	460,518
Other receivables	24,480	24,449
Inventories and supplies	12,849	11,140
Prepaid taxes, licenses and permits	8,510	17,549
Other current assets	65,845	63,361
Total current assets	730,506	631,213
Property and equipment	2,780,691	2,557,825
Less – accumulated depreciation	1,061,578	944,582
Property and equipment, net	1,719,113	1,613,243
Goodwill	74,404	74,618
Intangible assets, net	51,238	55,315
Other non-current assets (1)	283,868	229,324
Total assets	$2,859,129	$2,603,713

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$115,860	$93,987
Current portion of long-term debt	5,000	5,000
Insurance and claims accruals	77,663	72,594
Accrued payroll	47,619	44,333
Accrued expenses	31,553	28,758
Other current liabilities	24,939	24,011
Total current liabilities	302,634	268,683
Long-term debt, net of current portion	568,750	422,500
Other long-term liabilities	42,765	43,314
Insurance and claims accruals, net of current portion (1)	238,689	237,220
Deferred income taxes	281,057	268,499
Total liabilities	1,433,895	1,240,216
Temporary equity - redeemable noncontrolling interest	38,676	35,947
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536
shares issued; 63,202,053 and 65,790,112 shares outstanding, respectively	805	805
Paid-in capital	127,046	121,904
Retained earnings	1,823,927	1,667,104
Accumulated other comprehensive loss	(13,435)	(20,604)
Treasury stock, at cost; 17,331,483 and 14,743,424 shares, respectively	(551,785)	(441,659)
Total stockholders’ equity	1,386,558	1,327,550
Total liabilities, temporary equity and stockholders’ equity	$2,859,129	$2,603,713
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of September 30, 2022 and December 31, 2021.

Werner Enterprises, Inc. - Release of November 2, 2022

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Capital expenditures, net	$100,649	$59,783	$254,072	$162,730
Cash flow from operations	65,189	63,880	332,716	253,344
Return on assets (annualized)	7.8%	10.8%	9.0%	10.8%
Return on equity (annualized)	15.9%	19.9%	17.7%	19.4%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Truckload Transportation Services	$621,866	$527,697	$1,793,899	$1,481,846
Werner Logistics	187,138	157,968	580,007	437,494
Other (1)	18,469	17,004	54,928	49,128
Corporate	535	434	1,402	1,222
Subtotal	828,008	703,103	2,430,236	1,969,690
Inter-segment eliminations (2)	(402)	(212)	(1,749)	(539)
Total	$827,606	$702,891	$2,428,487	$1,969,151
Operating Income
Truckload Transportation Services	$74,117	$62,856	$214,214	$193,592
Werner Logistics	5,145	7,650	26,316	16,151
Other (1)	(1,091)	1,406	(185)	3,935
Corporate	(1,910)	(588)	(5,650)	(3,020)
Total	$76,261	$71,324	$234,695	$210,658

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of November 2, 2022

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Chg	2022	2021	% Chg
Truckload Transportation Services segment
Average trucks in service	8,513	8,161	4.3%	8,346	7,872	6.0%
Average revenues per truck per week (1)	$4,551	$4,349	4.6%	$4,499	$4,236	6.2%
Total trucks (at quarter end)
Company	8,335	7,905	5.4%	8,335	7,905	5.4%
Independent contractor	245	315	(22.2)%	245	315	(22.2)%
Total trucks	8,580	8,220	4.4%	8,580	8,220	4.4%
Total trailers (at quarter end)	25,825	25,245	2.3%	25,825	25,245	2.3%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$189,620	$190,314	(0.4)%	$564,553	$513,324	10.0%
Average trucks in service	3,154	3,110	1.4%	3,107	2,894	7.4%
Total trucks (at quarter end)	3,150	3,100	1.6%	3,150	3,100	1.6%
Average percentage of empty miles	13.00%	11.17%	16.4%	12.39%	11.08%	11.8%
Average revenues per truck per week (1)	$4,624	$4,708	(1.8)%	$4,659	$4,549	2.4%
Average % change YOY in revenues per total mile (1)	2.5%	21.8%		11.7%	16.2%
Average % change YOY in total miles per truck per week	(4.2)%	(11.4)%		(8.3)%	(7.2)%
Average completed trip length in miles (loaded)	668	731	(8.6)%	691	814	(15.1)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$314,057	$271,066	15.9%	$899,693	$787,231	14.3%
Average trucks in service	5,359	5,051	6.1%	5,239	4,978	5.2%
Total trucks (at quarter end)	5,430	5,120	6.1%	5,430	5,120	6.1%
Average revenues per truck per week (1)	$4,508	$4,129	9.2%	$4,404	$4,055	8.6%
Werner Logistics segment
Average trucks in service	54	41	31.7%	55	38	44.7%
Total trucks (at quarter end)	50	50	—%	50	50	—%
Total trailers (at quarter end)	2,045	1,515	35.0%	2,045	1,515	35.0%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Werner Enterprises, Inc. - Release of November 2, 2022

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$76,261	9.2%	$71,324	10.1%	$234,695	9.7%	$210,658	10.7%
Non-GAAP adjustments:
Insurance and claims (2)	1,365	0.2%	1,300	0.2%	4,007	0.1%	3,816	0.2%
Gain on sale of Werner Global Logistics (3)	—	—%	—	—%	—	—%	(1,013)	(0.1)%
Amortization of intangible assets (4)	1,359	0.2%	1,226	0.2%	4,077	0.2%	1,226	0.1%
Acquisition expenses (5)	468	—%	—	—%	468	—%	992	0.1%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$79,453	9.6%	$73,850	10.5%	$243,247	10.0%	$215,679	11.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$55,051	$0.86	$63,761	$0.94	$181,090	$2.79	$182,285	$2.68
Non-GAAP adjustments:
Insurance and claims (2)	1,365	0.02	1,300	0.02	4,007	0.06	3,816	0.05
Gain on sale of Werner Global Logistics (3)	—	—	—	—	—	—	(1,013)	(0.01)
Amortization of intangible assets, net of amount attributable to noncontrolling interest (4)	1,187	0.02	981	0.02	3,561	0.06	981	0.01
Acquisition expenses (5)	468	0.01	—	—	468	0.01	992	0.01
Gain on investments in equity securities, net (6)	(114)	—	(16,090)	(0.24)	(14,403)	(0.22)	(36,281)	(0.53)
Income tax effect of above adjustments (7)	(726)	(0.01)	3,452	0.05	1,592	0.02	7,876	0.12
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$57,231	$0.90	$53,404	$0.79	$176,315	$2.72	$158,656	$2.33

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$74,117	11.9%	$62,856	11.9%	$214,214	11.9%	$193,592	13.1%
Non-GAAP adjustments:
Insurance and claims (2)	1,365	0.2%	1,300	0.3%	4,007	0.2%	3,816	0.2%
Amortization of intangible assets (4)	859	0.2%	1,226	0.2%	2,577	0.2%	1,226	0.1%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$76,341	12.3%	$65,382	12.4%	$220,798	12.3%	$198,634	13.4%

Werner Enterprises, Inc. - Release of November 2, 2022

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$547,749	88.1%	$464,841	88.1%	$1,579,685	88.1%	$1,288,254	86.9%
Non-GAAP adjustments:
Insurance and claims (2)	(1,365)	(0.2)%	(1,300)	(0.3)%	(4,007)	(0.2)%	(3,816)	(0.2)%
Amortization of intangible assets (4)	(859)	(0.2)%	(1,226)	(0.2)%	(2,577)	(0.2)%	(1,226)	(0.1)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$545,525	87.7%	$462,315	87.6%	$1,573,101	87.7%	$1,283,212	86.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2022	2021	2022	2021
	$	$	$	$
Operating revenues – (GAAP)	$621,866	$527,697	$1,793,899	$1,481,846
Less: Trucking fuel surcharge (8)	(111,173)	(60,765)	(309,629)	(165,663)
Operating revenues, net of fuel surcharge – (Non-GAAP)	510,693	466,932	1,484,270	1,316,183
Operating expenses – (GAAP)	547,749	464,841	1,579,685	1,288,254
Non-GAAP adjustments:
Trucking fuel surcharge (8)	(111,173)	(60,765)	(309,629)	(165,663)
Insurance and claims (2)	(1,365)	(1,300)	(4,007)	(3,816)
Amortization of intangible assets (4)	(859)	(1,226)	(2,577)	(1,226)
Non-GAAP adjusted operating expenses, net of fuel surcharge	434,352	401,550	1,263,472	1,117,549
Non-GAAP adjusted operating income	$76,341	$65,382	$220,798	$198,634
Non-GAAP adjusted operating margin, net of fuel surcharge	14.9%	14.0%	14.9%	15.1%
Non-GAAP adjusted operating ratio, net of fuel surcharge	85.1%	86.0%	85.1%	84.9%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$5,145	2.7%	$7,650	4.8%	$26,316	4.5%	$16,151	3.7%
Non-GAAP adjustments:
Gain on sale of Werner Global Logistics (3)	—	—%	—	—%	—	—%	(1,013)	(0.2)%
Amortization of intangible assets (4)	500	0.3%	—	—%	1,500	0.3%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$5,645	3.0%	$7,650	4.8%	$27,816	4.8%	$15,138	3.5%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in the Truckload Transportation Services segment in our Segment Information table.

(3) During first quarter 2021, we sold Werner Global Logistics freight forwarding services for international ocean and air shipments to Scan Global Logistics Group, which resulted in the pre-tax gain on sale. Management believes excluding the effect of this unusual and infrequent item provides a more useful comparison of our performance from period to period. This item is included in our Werner Logistics segment in our Segment Information table.

(4) Amortization expense related to intangible assets acquired in the ECM Associated, LLC (“ECM”) and NEHDS Logistics, LLC (“NEHDS”) acquisitions on July 1, 2021 and November 22, 2021, respectively, is excluded because management does not believe it is indicative of our core operating performance. Amortization expense for ECM and NEHDS is included in our Truckload Transportation Services and Werner Logistics segments, respectively, in our Segment Information table.

Werner Enterprises, Inc. - Release of November 2, 2022

(5) We incurred business acquisition-related expenses including legal and professional fees. Acquisition-related expenses are excluded as management believes these costs are not representative of the costs of managing our on-going business. The expenses are included within other operating expenses in our Income Statement and in Corporate operating income in our Segment Information table.

(6) Represents non-operating mark-to-market adjustments for unrealized gains/losses on our minority equity investments, which we account for under ASC 321, Investments - Equity Securities. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period.

(7) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2021 has been updated to reflect the annual incremental income tax rate.

(8) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.